UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2026

AN2 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41331	82-0606654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 El Camino Real, Suite 100

Menlo Park, California 94025

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 331-9090

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ANTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 9, 2026, AN2 Therapeutics, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), pursuant to which the Company may issue and sell from time to time, at its option, up to an aggregate of $80 million of shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), through Jefferies, acting as the Company’s sales agent. Sales of the shares, if any, will be made pursuant to a Registration Statement on Form S-3, the base prospectus to be filed as part of such registration statement and a prospectus supplement, by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including, without limitation, sales made directly on the Nasdaq Global Select Market or any other existing trading market for its Common Stock. Jefferies will use its commercially reasonable efforts to sell the shares from time to time, based upon its instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Jefferies a commission of up to 3.0% of the gross proceeds from the sale of the shares, if any. The Company has also agreed to provide Jefferies with customary indemnification rights. In accordance with the terms of the Sales Agreement, the offering of the shares will terminate upon the earliest of (a) the sale of all of the shares or (b) the termination of the Sales Agreement by either Jefferies or the Company upon ten days’ prior written notice.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effective as of April 9, 2026, the Company terminated the Sales Agreement (the “TD Cowen Sales Agreement”), dated April 6, 2023, that the Company previously entered into with Cowen and Company, LLC, which was assigned to TD Securities (USA) LLC. Prior to the termination, the Company sold 2,502,000 shares of Common Stock having an aggregate offering price of $20,016,251 under the TD Cowen Sales Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Open Market Sale AgreementSM, dated April 9, 2026, by and between the Company and Jefferies.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2026		AN2 Therapeutics, Inc.

	By:	/s/ Joshua Eizen
Joshua Eizen
Chief Legal Officer and Chief Operating Officer